Assignment Agreement

This Assignment Agreement ("Agreement") is made on 21 August 2000, by and between:


1. PT Rabobank Duta Indonesia, a limited liability company estabt:ished under the laws of the Republic of Indonesia, having its principal office at Plaza 89, 9th Floor, ill. H_K. Rasuna Said, Kav. X-7 No.6, ffakarta ("Assignor"); and

2. Everbloom International Technology Pte Ltd., a company established under the laws of Singapore, with its registered office at 12 Science Park Drive #04-01, the Mendel Singapore Science Park 1, Singapore 118225 ("Assignee")

(The Assignor and the Assignee hereinafter referred to collectively as the "Parties").

WHEREAS:

A. Pursuant to the Credit Agreement I (as defined below) the #zssignor provided the Borrower (as defined below) the following facility ("Facility I"):

- A Short Term Advance in the principal amount of US$500,000 (United States Dollars five hundred million);

- A Term Loan in the principal amount of US$2,600,000 (United States Dollars two million six hundred thousand) Initially US$3,500,000.;

B. Pursuant to the Credit Agreement 1I (as deemed below) PT Bank LTCB Central Asia provided the Borrower (as defined below) the following facility ("Facility II"):

- A Term Loan m the principal amount ofUS$1,500,000.- (United States Dollar one million five hundred thousand);

-    A  Working   Capital  Loan  (Demand  Loan)  in  the  principal   amount  of
     US$500,000.- (United 'States Dollar five hundred thousand);

C. Based on the Assignment Agreement (as defined below) PT Bank LTCB Central Asia assigned and transferred all its rights, title, interest and benefit under the Credk Agreement II to the Assignor.

D.   The total outstanding under the Facility I & Facility II as follows:

Facility I (calculated up to 30 March 2000)

Principal                 For Short Term Advance            US$ 318,308.35
                          For Term Loan                     US$2,593,000.00

Overdue Interest          For Short Term Advance
                          & Term Loan                       US$1,160,93925

Facility II (calculated
up - to 31 1uty 1999)

Principal                 For Term Loan                     US$1,204,876.00
                          For Demand Loan                   US$500,000.00

Overdue Interest          For Term Loan &                   US$ 865,382.61
                          Demand Loan

The Assignor has agreed to assi~n to and the Assignee has a~'eed to accept an assignment of all fights, titles and interests of the Assig-nor under the Transaction Decuments (as defined below) alL-effective on the Effective Date (as defined below).

NOW THEREFORE, the Parties agree as follows:

1.1. Definitions and Interpretation

Definitions

In this Agreement unless the context otherwise requires:

"Assignment Agreement" means an Assignment and Transfer Agreement number 31 dated 30 July 1999 made before Notary Henclra Karyadi SH, in Jakarta.

"Borrower"  means  PT  Randhoetatah   Cemerlang,  a  limited  liability  company
established under the laws of the Republic of Indonesia having its legal domicile in Surabaya.

"Business Day"_means a day other than a Saturday or Sunday on which banks are open for general banking business in Jakarta, Surabaya for the purpose of payment, Singapore and New York.

"Debt" means all amounts owing by the Borrower under or in connection with the Transaction Documents including, without limitation, principal, interest, fees, expenses and other charges.

"Credit Agreement I'" means the Credit Agreement number 72 dated 31 January 1991 made before Notary Susana Zakaria SH, in Jakarta as several times amended, lastly by certain Amendment IV to Credit Agreement No. LA/CA/254/94 dated 23 November 1994 together with. its amendments, renewals, and extensions, supplements.

"Credit Agreement II" means the Credit A~eement number 41 dated 22 March 1991 made before Notary Susana Zakari~ SH, in Jakarta as several times amended, lastly by certain Amendment XII to Credit Agreement dated 16 December 1994 together with its amendments, renewals, and extensions, supplements.

"Effective Date" means ninety (90) days after the date of this Agreement.

"Insolvency Event" in relation to a party means:

(a)  except for the purposes of solvent reconstruction:

     (i) an application being made or a valid resolution being passed for the liquidation of the party or if a liquidator or provisional liquidator is appointed in relation to the party; or

     (ii) a receiver, receiver and manager, trustee or adminstrator or any similar person is appointed in relation to the party or any of its assets;

(b) an application being made for the bankruptcy of a party ( a party applying for an order for suspension of its obligations to pay unsecured creditors if that application is not withdrawn within 15 Business Days of the application having been made; or

(c) anything analogous or having a substantially similar effect to any of the events described in paragraphs (a) and 0o) occurs in relation to the party or its assets.

"Security Documents" mean and agreements and documents referred to in Annex A attached hereto.

Transaction Documents" mean the Assignment Agreement, the Credit Agreement I, the Credit Agreement II, the Security Documents and all meir amendments, renewals, extensions, and supplements.

1.2. General Interpretation

In this Agreement, unless the context otherwise requires:

(a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, or legislative provision substituted for, and any subordinate legislation under, that legislation or legislative provision;

(b)  the singular includes the plural and vice versa;

(c) a reference to an individual or person includes a corporation, firm, partnership, joint venture, association, authority, trust, state or govern and vice versa;

(d)  a  reference  to  recital  or  clause  is to a  recital  or clause of fllis
     Agreement;

(e) a reference to any agreement or document is to that agreement or document (and, where applicable, any of its provisions) as amended, novated, restated or replaced from time to time;

(f) a reference to any party to this Agreement or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

(g) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

(h) a reference to US$ " is a reference to the lawful currency of the United States of America; and

(i)  a reference to time is to West Indonesian time.

1.3. Headings

In this Agreement headings are for convenience of reference only and do not affect interpretation.

2. Assignment

With effect from the Effective Date the Assignor assigns and the Assignee accepts an assignment of all rights, title and interests of the Assignor arising under or in connection with the Transaction Documents. Nothwitstanding, the undertakings stipulated herein, the assignment of all rights, title and interests of the Assignor arising under or in connection with the Transaction Documents shall be conditioned upon delivery of the Transaction Documents to the Assignee.

3. Representations and Warranties

General representations and warranties

The Assignor and the Assignee each represents and warrants to the other that:

(a) (status) it is a company limited by shares incorporated:, or taken to be incorporated, and existing under the laws of the jurisdiction of its incorporation;

(b) (power) it has full legal capacity and power to enter hato, exercise its fights and performs its obligations under, this Agreement and that no Insolvency Event has occurred in relation to it;

(c) (authorisation) all conditions and things required by applicable law to be fulfilled or done order:


     (i) to enable it lawfully to enter into, and exercise its fights and perform its obligations under, this Agreement; and

     (ii) to make this Agreement admissible in evidence under the governing law of this Agreement;

     have been fulfilled or done;

(d) (obligations binding) tiffs Agreement constitutes its valid and legally binding obligations, enforceable against it in accordance with its terms; and

(e) (no contravention) neither its execution of, nor its exercise of its rights or performance of its obligations under, this Agreement does or will contravene:

     (i) any applicable law to which it or any of its property is subject or any order of any government agency binding on it or any of its property;

     (ii) any undertaking or instrument binding on it or any of its property;

     (iii) any provisions of its constituent documents.

3.2. Representations and warranties in relation to the Transaction Documents.

     The'Assignor represents and warrants to the Assignee that:

(a) it has not assigned all or part of its fights under the Transaction Documents; and

(b)  it has not other than as previously nodfied to the Assignee in writing:

     (i) made or consented to any amendment or variation to the Transaction Documents;

     (ii) waived or granted any time for performance by the Borrower of any term, condition or covenant under the Transaction Documents; or

     (iv) released,   discharged,   terminated  or  consented  to  the  release,
          discharge or termination of any of the obligations of the Borrower under the Transaction Documents; and

(c) as of the Effective Date and by the assignment of the rights, title and interests under the Transaction Documents to the Assignee the Assignor s/all have no further rights, title or interests, financial or otherwise against the Borrower under or in connection with the Transaction Documents.

3.3  Continuing representations and warranties and effect of breach

The Assignor and the Assignee each represents and warrants to the other that each of the representations and warranties made in clauses 3.1 and 3.2 is true and accurate and not misleading at.-the date of this Agreement and will be true and accurate and not misleading on each day after the date of this Agreement up to and including the Effective Date. If in respect of either party (the "Defaulting Party) any of the representations and warranties are riot as at the date of this Agreement or at any time before the Effective Date cease to be true and accurate and not misleading then the other party (the "Non- defaulting Party") may by at least five Business Days written notice to the Defaulting Party require the representation and warranty to be made true and accurate and not misleading. If the Defaulting Party fails to make the represea~ation and warranty true and accurate and not misleading within the time provided for in the notice given by the Non-defaulting Party the Non-defaulting Party may by written notice immediately terminate this Agreement in which case all obligations of the Parties under this Agreement (other than the obligation of the Defaulting Party to pay any costs, losses, expenses and damages suffered or incurred by the Non-defaulting Party as a result of the termination of this Agreement) shall immediately cease. The Parties hereby agree to waive the application to this Agreement of article 1266 of the ~hadonesian Civil Code so that this Agreement can be terminated without the need for judicial order.

4.   Acknowledgements and Undertakings

4.1. Assignee's acknowledgement in relation to Credit Agreement I & II

The Assignee acknowledges that the Borrower is in material default of various covenants under the Credit Agreement I & II including, without limitation, the obligation to make payments of principal and interest. The Assignee fftt~er acknowledges that it is accepting the assignment of the rights, title and interests under the Credit Agreement I & II solely in reliance on its own investigations of the creditworthiness of the Borrower and that the Assignor ha:~ not made any representation or warranty regarding the current or futur e ability of the Borrower to comply with any payment or other obligations under the Transaction Documents. In contemplation of the above the Assignee agrees that it shall not be entitled to terminate this Agreement or otherwise refuse to accept assignment of the Transaction Documents on the Effective Date and make payment for such assignment due to any or all of the following occurrences:

(a) the Assignee becoming aware of any information regarding the Borrower which was previously unknown to the Assignee and which if it had, been known would or may have prevented the Assignee from agreeing to accept the assignment contempiated by this Agreement;

(b) a deterioration in the financial capacity of the Borrower to make payment of the Debt or its creditors in general;

(c) any change in the political, social or economic conditions existing in Indonesia;

(d) an Insolvency Event or other litigation proceedings ocmm'ing in relation to the Borrower; or

(e) any change m the laws of Indonesia.

4.2  Assignor's acknowledgement in relation to Credit Agreement I & II

The Assignor acknowledges and agrees that on the Effective Date, The Borrower shall be automatically discharged and released from any and all of theft" obligations thereunder to the Assignor. For the avoidance of doubt, obligations of the Borrower to the Assignee under the Credit Agreement I & ]3 in conjunction herewith shall not be discharged.

4.3 Undertakings of Assignor

The Assignor hereby undertakes and agrees with the Assignee that:

(a) before the Effective Date it shall not Nve notice declarqalg all outstanding under the Credit Agreement I & II to be immediately due and payable, commence or initiate, individually or jointly with other party(ies) any insolvency or bankruptcy or other litgation proceedings against the Borrower in respect of the Borrower's obligations to repay the Debt and shall therefore continue to accrue interest in respect of the Debt at the rate applicable under the Credit Agreement I & II as if all payments of the Debt b~td been made on their due date for payment; and

(b) if as a result of an Insolvency Event occurring in respect of the Borrower before the Effective Date a meeting of creditors of the Borrower is convened, whether that meeting is formal or informal, it shall consult with the Assignee and act in good faith at the meeting of creditors in a manner that is consistent with the spirit of Agreement; and

(c) provided that all payments due to the Assignor from the Assignee under any agreement between them have been made in full then after the Effective Date it shall have no rights or claims whatsoever against the Assignee or the Borrower under or in connection with the Tmiasacton Documents.

4.4. Undertakings of Assignee

The Assignee hereby undertakes and agrees with the Assignor that as soon as possible after execution of this Agreement but in any event prior to the Effective Date it shall procure execution by the Borrower and delivery to the Assignor of the letter of acknowledgement, release and waiver in the form set out in Recital I to this Agreement or/n such other form as may be approved by the Assignor.

5.       Effective Date

On the Effective Date, the following events shall occur:

(a) Both Assignor and Assignee shall submit to each other a statement eertifying, that all representations and warranties and undertakings as stated in 3 hereof are still applicable, true and complied with and that no omission have been made to any facts which omission is made in order to make the statements made herein not misleading;

(b)  The Assignor shall deliver to the Assignee all Transaction Documents.

6.   Confidentiality

Each party shall keep in
confidence all information concerning the other party, including but not limited to information in connection with the Transaction Documents and all other infm'mation obtained by it during the negotiation and carrying into effect of this Agreement and, except with the prior written consent~f the other party, shall not disclose any of that information to any person other than:

(a) as required by law or statute including reporting requirements to Bank Indonesia or tax authority or by the order of a court having jurisdiction over the party;

(b) to employees of the party or a related corporation in order to facilitate the transaction;

(c) to an independent adviser of the party to the extent required for the adv/ser properly to advise the party;

(d) to a financial institution in connection with the application by the party for financial accommodation relating to this Agreement;

(e) to an auditor of the party in order to make financial statement, balance sheet and any other financial report of the party;

(f) to any companies within the group ofRabobank Nedertand by the Seller. And upon receiving such information each party shall use its best endeavours to ensure the confidentiality provisions under this clause.

7. Notifications of Assignment

The Assignor hereby, however effective as of the Effective Date, authorises and grants full powei:s to the Assignee, to give notice or to procure for the written acknowledgement by the Borrower (among others, however not limited to, by delivery of a notice in the form of Annex B hereto) and any person as may be determined by the Assignee, with respect to this Assignment, and further to do and perform all acts, deeds or things which are required or the Assignee may consider necessary for or in relation to the making of such notification or the procurement of such written acknowledgement.

8.   Notices

Each notice, demand or other communications under this Agreement shall be in the English language, shall be in writing and may be given by personal delivery, by mail or by facsimile, effective upon receipt (if given by personal delivery), five days after mailing, first class postage pre-paid (if given by mail), or one Business Day after dispatch (if given by facsimile), addressed to recipient as follows or to such other address as the relevant party shall have advised the other in writing:

If to PT Rabobank Duta Indonesia
Attention : Mr. Felix I. Hartadi / Mr. P: Napitupulu
Address : Plaza 89, 9th Floor JI. H.R. Rasuna Said, Kay. X-7 No.6, Jakmata Facsimile : (02t) 2520875

If to Everbloom International Technology Pte Ltd
Attention : Mr. Eugene Lira
Address : 12 Science Park Drive #04-01 The
Mendel Singapore Science Park 1 Singapore 118225
Facsimile : (65) 773 1766 9.

9.      Governing Law and Jurisdiction

This Agreement is governed by and construed in accordance with the laws of the Republic of Indonesia. The Parties submit to the non- exclusive jurisdiction of the courts of South Jakarta and any courts that may hear at)peals from those courts in respect of any proceedings in connection with this Agreement.

10. General

10.1 Waiver

The non-exercisflng of or delay in exercising any power or right of a party does not operate as a waiver of that power or right, nor does any single exercise of a power or right preclude any other exercise of it or the exercise of any other power or right. A power or fight may only be waived in writing, signed by the party to be bound by the waiver.

10.2 Amendment

This Agreement may only be amended or supplemented in writing signed by all of the Parties.

10.3 Counterparts

This Agreement may be executed in any number of counterparts and all of those counterparts taken together constitute one and the same instrument.

10.4 No assignment

The rights and obligations of the Parties under this Agreement :are not capable of being assigned except with consent of both Parties.

10.5 Parties to be bound

This Agreement shall be valid and binding as of the date of :signing by all the Parties to this Agreement and shall not be terminated except as mutually agreed by all Parties in writing or as otherwise stipulated in this Agreement.

IN WITNESS WHEREOF, the Parties have caused to be executed as of the date first mention above.

PT Rabobank Duta Indonesia Everbloom International
Technology Pte Ltd By:
Name:
Name:
By:
Name:


ANNEX A
SECURITYDO~NTS


A Hak Tanggungan peringkat pertarna (Right of Collal!eral of first rank) over the Property described in Attachment A/I pursuant to the Certificate', of Hypothec of first rank (currently called Certificate of Right of Collateral of first rank) number 89/1994 dated 20 June 1994, issued by the Land Registry office (Kantor Pertanahan) in Kabupaten Pasuruan, in eonjucfion with the Deed of Hypothec of first rank (currently called a Deed of Right of Collateral of first rank) dated 8 June 1994 number 298/Pws/1994 execute in the presence of Gusfi Herrnany Hairul, Bc.Hk, Land Deed Officer in Pandnnu, acting as Land Deed Officer (Pejabat Pembfiat Ak-m Tanah) for all kecamatan in Kabupaten Pasuruan; Continuing Personal Guarantee dated 22 March 1991 number 50 & 52 executed in the presence of Mrs. Susana Zakaria SH, Notary in Jakarta; Continuing Corporate Guarantee dated 22 March 1991 number 51 & 53 executed in the presence of Mrs. Susana Zakaria SH, Notary in Jakarta; Fiduciary Transfer of Proprietary Rights for Security Pt~rposes dated 25 August 1992 number 46 executed in the present of Anita Christiana SH at that time substitute of Mrs. Susana Zakaria, SH, Notary m Jakarta; Fiduciary Transfer of Proprietary Rights for Security Pttrposes dated 25 August 1992 number 47 executed in the present of Anita Christiana SH at that time substitute of Mrs. Susana Zakaria, SH, Notary in Jakarta; Assignment of Receivables dated 25 August 1992 mmaber 48 executed in the presence of Anita Chrisfiana, SH, at that time substitute of Mrs. Sus~ma Zakaria SH, Notary in Jakarta; Surat Kuasa tmmk Menjual dated 25 August 1992 nuraber 50 executed in the presence of Anita Christina SH, at that time substitute of Mrs. Susatm Zakaria SH, Notary in Jakarta; i

Attachmefit 1 ~
ill i ,
The Property
2 (two) plots of land Hak Guna Bangunan, located in Propinsi Jawa Timur, Kabupaten Pasuruan, Kecamatan Purwosari, Desa Martopuro, each described in: ..
(a).-certificate of Hak Guna Bangunan number 4/Desa Martopuro and Situation Map number 29AJ 1991 dated 20 March 1991, comprising an area of 23.375 sqm.
(b)-certificate ofHak Gtma Bangunan number 5/Desa Martopuro and Situation Map number 29B/1991 dated 20 March 1991, comprising an area of288.250 sqm. together with the buildings and its appurtenances built and/or to be built on said parcels of land, together also with all and anything which pursuant to its purpose, nature or the prevailing laws of the Republic of Indonesia shall be deemed as inseparabe parts of said parcels of land or buildings (fia_r~er shall be referred to as the "property").

To
From
ANNEX B
NOTICE OF ASSIGNMEI~gr
: PT Raudhoetatah Cemerlang
: (I) Everbloom International Technology Pte. Ltd. (the "Assignee")
(2) PT Rabobank Duta Indonesia (the "Assignor")
- j
Dear Sirs,
Credit Agreement number 72 dated 31 Jammry 1991 made before Notary Susana Zakaria SH, in Jakarta as several times amended, lastly by certain Amendment IV to Credit Agreement No. LA/CA/254/94 dated 23 November 1994 together with its amendments, renewals, and extensions, supplements ("Credit Agreement F') Credit Agreement number 41 dated 22 March 1991 made before Notary Susana Zakaria, SH, in Jakarta as several times amended, lastly by certain Amendment XII to Credit Agreement dated 16 December 1994 together with its amendments, renewals, and extensions, supplements (Credit Agreement m (hereinafter Credit Agreement I and Credit Agreement II referred to as "Credit Agreements") We refer to the Credit Agreements. Unless otherwise defined herein, terms used in this notice shall have the same meaning as de~-med in the Credit Agreements. We hereby give you notice that, by an Assignment Agreement dated 2000, the Assignor has assigned to the Assignee all its rights, rifle, interest and benefit as lender in and under the Credit Agreements in respect of the advance made by the Assignor under the Credit Agreements and also the security provided under the Security Documents, in each case with effect on and from [ ] (the "Effective Date"). For the purpose of assignment, the Assignor agrees to co-operate with the Assignee in the execution of other necessary documents as may be required after the Effective Date With effect from the Effective Date, all payments in respect of principal, accrued interest and all other sums payable to the Assignee under the Credit Agreements and the SecmSty Documents shall be paid directly to the account number [ ] with [ ] favouring [ ]. We would appreciate if you could kindly execute and the attached form of Acknowledgement and return to us within 5(five) days after the date of receipt of this Notice of Assignment. Yours faithfully, For and on behalf of Everbloom Intermational Technology Pte Ltd (the .assignee) For and on behalf of PT Rabobank Dum Indonesia (the Assignor)

!
",qlll~ (cent)
To
FORM OF ACKNOWLEDGEMENT
: Everbloom International Technology Pte Ltd
Attention
To : PT Rabobank Duta Indonesia
Attention
We, PT Randhoetatah Cemerlang hereby acknowledge receipt of the Notice of Assignment dated [ ] and agree to comply with the payment instructions contained therein. We confirm that the Credit Agreements and the Security Documents as supplemented by the Assignment Agreement dated [ ] shall continue in full force and effect and remains our legal, valid and binding obligations, enforceable according to its terms.
We also confirm that PT Rabobank Duta Indonesia shall be released and discharged from all its obligations as a lender under the Credit Agreements and the Security Docunnents and that Everbleom Interlmtionat Technology Pte Ltd will assume such obligations as if it had originally been named as a party to the Credit Agreements and the Security Documents.
Capitalized terms not otherwise defined in this Acknowledgement stroll have the same me~~ing as defined kl the Assignment Agreement.
Yours faithfully, - For and on behalf of PT RANDHOETATAH CEM]ERLANG By:
Title:
Date:

t
I
MO'I'IC'I~ OF ASSIG~iLYI?
To
From
: PT Randhoetatah Cemerlang
: (1) Everbloom htemarional Technology Pte. Ltd. (the "Assignee")
(2) PT Rabobank Duta Indonesia (the "Assignor")
Date : 21 August 2000
Dear Sirs,
Credit Agreement number 72 dated 31 january 1991 made before Notary Susana Zakaria SH, in Jakarta as several times amended, lastly by certain ,~axxendment IV to Credit Agreement No. LA/CA/254/94 dated 23 November 1994 together with its amendments, renewals, and extensions, supplements ("Credit Agreement r') Credit Agreement number 41 dated 22 March 1991 nTatde before Notary Susana Zakaria, SH, in Jakarta as several times amended, lastly by certain Amendment XII to Credit Agreement dated 16 December 1994 together with its amendments, renewals, and extensions, supplements (Credit Agreement/I) (hereinafter Credit Agreement I and Credit Agreement II referred to as "Credit Agreements") We refer to the Credit Agreemexits. Unless otherwise def'med here:~u, terms used in this notice shall have the same me~nlng as deffmed in the Credit Agreements. We hereby give you notice that, by an Assignment Agreement dated 21 August 2000, the Assignor has assigned to the Assignee all its rights, rifle, interest and benefit as lender ha and under the Credit Agreements in respect of the advance made by the Assignor under the Credit ,Agreements and also the security provided under the Security Documents, in each case with effect on and from 20 November 2000 (the "Effective Date"). For the purpose of assignment, the Assignor agrees to co-operate with the Assignee in the execution of other necessary documents as may be required after the Effective Date. With effect from the Effective Date, all payments in respect of pxS~acipal, accrued interest and all other sums payable to the Assignee under the Credit Agreements and the Security Documents shall be paid directly to the account number with favouring We would appreciate if'you could kindly execute and the attached form of Acknowledgement and return to as wjth/n 5(five) days after the date of receipt of this Notice of Assignment. Yours faith_fially, For and on behalf of Everbloom International Technology Pte Ltd (the Assignee) For and on behalf of ~/5~ .%.'1 PT Rabobank Duta Indonesia ~L7.~_.~,_ (the Assignor) ~ ~- I ~" ~ ~' l k.. ~ ,,m,, } (cent) ,_.

To
To
ACK1NOWLEDGF_aME1NT
: Everbloom International Technology Ptc Ltd
Attention: Mr. Eugene Lira
: PT Rabobank Duta Indonesia
Attention :Mr. Felix I. Hartadi/Mr. P. Napitupul'a
We, PT Randhoetatah Cemerlang hereby acknowledge receipt of the Notice of Assignment dated 21 August 2000 and agree to comply with the payment instructions contained therein. We confirm that the Credit Agreements and the Security Documents as supplcm~atcd by the Assignment Agreement dated 21 August 2000 shall continue in full force and effect and remains our legal, valid and binding obligations, enforceable according to its terms.
We also confirm that PT Rabobank Duta Indonesia shall be released and discharged from all its obligations as a lender under the Credit Agreements and the Security Doctmlents and that Everbloom International Technology Pte Ltd will assume such obligations as if it had originMly been named as a party to the Credit Agreements and the Security Documents.
Capitalized terms not otherwise defined in this Acknowledgement shall have the same meaning as defined in the Assignment Agreement.
Yours f~thfuLly,
F;4 and c~ behalf of_ CEMERLANG
Title: -thrt~'t~.,ta,J~ 0 i f tr~Og,
Date: ~Lt- ~ - ~O0(cent)~